UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2020

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MSC Industrial Direct Co., Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.001	MSM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 8, 2020, the Board of Directors (the “Board”) of MSC Industrial Direct Co., Inc. (the “Company”) elected Rudina Seseri to serve as a non-executive director, increasing the size of the Board from 8 to 9 members. Ms. Seseri will join the Board as an independent director and will serve as a member of the Compensation and Nominating and Corporate Governance Committees of the Board. There is no arrangement or understanding between Ms. Seseri and any other person pursuant to which she was elected as a director of the Company. There have been no transactions involving the Company or any of its subsidiaries in which Ms. Seseri has or will have a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

Pursuant to the Company’s non-executive director compensation policies, Ms. Seseri will be entitled to receive: (i) a retainer for service on the Board of $55,000 per year; (ii) a fee for attendance at Board meetings of $2,000 per meeting; (iii) a fee for attendance at committee meetings of $1,700 per meeting; and (iv) an annual grant of restricted stock units representing shares of the Company’s Class A common stock having an aggregate fair market value of $120,000 on the date of grant upon reelection to the Board. 50% of such restricted stock units will vest on the first anniversary of the date of grant and 50% will vest on the second anniversary of the date of grant. The number of restricted stock units that Ms. Seseri will receive in connection with her initial election to the Board will be pro-rated to reflect the fact that she was elected to the Board between annual shareholders’ meetings. Director compensation is paid quarterly in arrears. The retainer fee payable to Ms. Seseri will be pro-rated to reflect the number of days actually served in any quarter in which she serves less than the full quarter. The Company reimburses non-executive directors for reasonable out-of-pocket expenses incurred in connection with attending in-person Board or committee meetings and for fees incurred in attending continuing education courses for directors that are approved in advance by the Company. In addition, the Company will enter into its standard form of director indemnification agreement with Ms. Seseri.

The foregoing description of the Company’s non-executive directors’ compensation programs is qualified by reference to the description included in the definitive proxy statement for the Company’s 2020 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on December 19, 2019.

On September 8, 2020, the Company issued a press release announcing the election of Ms. Seseri, a copy of which is attached as Exhibit 99.1 hereto.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits:
99.1	Press Release, dated September 08. 2020, issued by MSC Industrial Direct Co., Inc.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date: September 8, 2020	By:	/s/ Steve Armstrong
	Name:	Steve Armstrong
	Title:	Senior Vice President and General Counsel